Exhibit 99.1

MIMEDX Announces Second Quarter 2024 Operating and Financial Results

Net Sales of $87 Million Grew 7% Year-Over-Year for the Second Quarter

Second Quarter GAAP Net Income and Earnings Per Share were $18 Million and $0.12, Respectively

Second Quarter Adjusted EBITDA was $20 Million, or 23% of Net Sales

Management to Host Conference Call Today, July 31, 2024, at 4:30 PM ET

MARIETTA, Ga., July 31, 2024 — MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”), today announced operating and financial results for the second quarter 2024.

Recent Operating and Financial Highlights:

•	Second quarter 2024 net sales of $87 million, reflecting 7% growth over the prior year period.

•	GAAP net income from continuing operations and net income margin for the second quarter 2024 of $18 million and 20%, respectively.

•	Adjusted EBITDA and Adjusted EBITDA margin for the second quarter 2024 of $20 million and 23%, respectively.

•	Announced publication focused on surgical applications using MIMEDX placental-based allografts in Nature – Scientific Reports.

•	Launched HELIOGEN™, a Fibrillar Collagen Matrix and the Company’s first xenograft product.

•	Commenced Randomized Controlled Trial for EPIEFFECT®.

Joseph H. Capper, MIMEDX Chief Executive Officer, commented, “Our second quarter 2024 results were marked by exceptional resolve, focus and execution, resulting in total net sales growth of 7% year-over-year and an Adjusted EBITDA margin of 23%, both compared to a strong second quarter in 2023. During the quarter, we faced commercial challenges as a result of certain competitive behavior. Specifically, several companies continue to engage in schemes to sell artificially high-priced, yet clinically unproven, skin substitutes primarily in the private office, by sharing a substantial portion of the revenue with treating physicians. Since remedial action has yet to be implemented, these selling practices have escalated dramatically, reaching a fevered pitch as of late. As a result, we unfortunately experienced higher than normal employee and customer attrition during the quarter as people were swept up by the promise of riches.”

Mr. Capper continued, “We are in active dialogue with several regulatory and legislative bodies in an effort to promote positive change in this area. Despite these near-term challenges, we are enthusiastic about our progress in pursuit of the company’s long-term priorities. We are excited for the full market release of our first xenograft product, HELIOGEN, to help drive the continued expansion of our footprint in various surgical settings. Our commitment to high-quality clinical and scientific research is unmatched in our market, as evidenced by our recent peer-reviewed publication in Nature - Scientific Reports.”

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$17,625	$1,200	$26,886	$(3,783)
Non-GAAP Adjustments:
Depreciation expense	577	687	1,135	1,401
Amortization of intangible assets	572	191	761	380
Interest (income) expense, net	(3)	1,630	1,687	3,184
Income tax provision expense (benefit), net	5,595	(74)	7,944	(23)
Share-based compensation	4,091	4,060	8,431	8,405
Investigation, restatement and related expenses	(9,701)	1,017	(9,390)	4,690
Impairment of intangible assets	—	—	54	—
Transaction related expenses	484	—	556	—
Extraordinary legal and regulatory expenses	581	—	631	—
Expenses related to disbanding of Regenerative Medicine Business Unit	(4)	5,391	(204)	5,391

Adjusted EBITDA	$19,817	$14,102	$38,491	$19,645

Adjusted EBITDA margin	22.7%	17.4%	22.4%	12.8%

Second Quarter 2024 Results Discussion1

Net Sales

MIMEDX reported net sales for the three months ended June 30, 2024, of $87 million, compared to $81 million for the three months ended June 30, 2023, an increase of 7%. The increase was primarily driven by growing contributions from its AMNIOEFFECT® and EPIEFFECT® products, partially offset by commercial challenges associated with competitive behavior in the marketplace, namely the sale of artificially high-priced skin substitute products and the ongoing uncertainty related to Medicare’s reimbursement of these products, based upon recently proposed Local Coverage Determinations, and headwinds relating to turnover of certain of our sales team and customers.

[1]

The following discussion of the Company’s second quarter 2024 results are made on a “continuing operations basis” and exclude the historical costs of the Regenerative Medicine business unit, which was disbanded beginning in June 2023. For a full discussion of the impact of these discontinued operations, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2024.

Gross Profit and Margin

Gross profit for the three months ended June 30, 2024, was $72 million, an increase of $5 million as compared to the prior year period. Gross margin for the three months ended June 30, 2024 was 83.0%, compared to 83.3% in the prior year period. The year-over-year reduction in gross margin was driven by the amortization of distribution rights stemming from the TELA Bio, Inc. and Regenity Biosciences agreements entered into during the first quarter of 2024. Excluding this amortization expense, gross margin for the second quarter was roughly flat compared to the prior year period.

Operating Expenses

Selling, general and administrative (“SG&A”) expenses for the three months ended June 30, 2024, were $55 million compared to $52 million for the three months ended June 30, 2023. The increase in SG&A was driven by year-over-year increases in compensation related to higher salary and benefit costs from merit raises, promotions, as well as commissions driven by increases in sales volumes and proportionally higher sales through sales agents. Incremental spend from legal and regulatory disputes in the current period also contributed to the increase.

Research and development expenses for the three months ended June 30, 2024, were $3 million compared to $4 million for the three months ended June 30, 2023. The decrease was the result of lower headcount and the timing of R&D activities compared to the prior year.

Investigation, restatement and related expense for the three months ended June 30, 2024, was a benefit of $10 million compared to expense of $1 million for the three months ended June 30, 2023. The benefit in the second quarter 2024 resulted from various settlements, including those with former officers and other matters.

Net income from continuing operations for the three months ended June 30, 2024 was $18 million compared to $9 million for the three months ended June 30, 2023.

Cash and Cash Equivalents

As of June 30, 2024, the Company had $69 million of cash and cash equivalents compared to $82 million as of December 31, 2023. The decrease during the period ended June 30, 2024 was primarily a result of our repaying the $30 million outstanding balance on our revolving credit facility in the first quarter of 2024, as well as the $5 million cash payment also in the first quarter 2024 associated with our agreement with TELA Bio, Inc., paving the way for our exclusive manufacturing and supply agreement with Regenity Biosciences. The decrease was partially offset by year-over-year increases in net sales, which drove increases in collections from customers.

Financial Outlook

For 2024, MIMEDX expects net sales growth to be in the mid-to-high single-digits as a percentage compared to 2023, due principally to the ongoing uncertainty surrounding Medicare reimbursement policy for skin substitutes in the private office and adjacent care settings.

Longer-term, the Company continues to expect to achieve annual net sales growth in the low double-digits as a percentage with an adjusted EBITDA margin above 20%.

Conference Call and Webcast

MIMEDX will host a conference call and webcast to review its second quarter 2024 results on Wednesday, July 31, 2024, beginning at 4:30 p.m., Eastern Time. The call can be accessed using the following information:

Webcast: Click here

U.S. Investors: 877-407-6184

International Investors: 201-389-0877

Conference ID: 13747365

A replay of the webcast will be available for approximately 30 days on the Company’s website at www.mimedx.com following the conclusion of the event.

Important Cautionary Statement

This press release includes forward-looking statements. Statements regarding: (i) future sales or sales growth; (ii) our 2024 financial goals and expectations for future financial results, including levels of net sales, Adjusted EBITDA, and Adjusted EBITDA margin; (iii) our cash flows; (iv) our expectations regarding the use of our products, including EPIEFFECT and AMNIOEFFECT; (v) our expectations regarding the launch of HELIOGEN; and (v) continued growth in different care settings. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, the reimbursement environment and many other factors; (ii) the Company may change its plans due to unforeseen circumstances; (iii) the results of scientific research are uncertain and may have little or no value; (iv) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (v) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (vi) we may alter the timing and amount of planned expenditures for research and development based on regulatory developments. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

About MIMEDX

MIMEDX is a pioneer and leader focused on helping humans heal. With more than a decade of helping clinicians manage chronic and other hard-to-heal wounds, MIMEDX is dedicated to providing a leading portfolio of products for applications in the wound care, burn, and surgical sectors of healthcare. The Company’s vision is to be the leading global provider of healing solutions through relentless innovation to restore quality of life. For additional information, please visit www.mimedx.com.

Contact:

Matt Notarianni

Investor Relations

470.304.7291

mnotarianni@mimedx.com

Selected Unaudited Financial Information

MiMedx Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands) Unaudited

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$69,037	$82,000
Accounts receivable, net	52,798	53,871
Inventory	25,056	21,021
Prepaid expenses	4,030	5,624
Other current assets	3,097	1,745

Total current assets	154,018	164,261
Property and equipment, net	6,822	6,974
Right of use asset	3,175	2,132
Deferred tax asset, net	33,441	40,777
Goodwill	19,441	19,441
Intangible assets, net	12,047	5,257
Other assets	1,239	205

Total assets	$230,183	$239,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long term debt	$1,000	$1,000
Accounts payable	7,603	9,048
Accrued compensation	17,645	22,353
Accrued expenses	9,281	9,361
Current portion of Profit Share Payments	2,196	—
Current liabilities of discontinued operations	217	1,352
Other current liabilities	2,070	2,894

Total current liabilities	40,012	46,008
Long term debt, net	18,249	48,099
Other liabilities	3,882	2,223

Total liabilities	62,143	96,330
Total stockholders’ equity	168,040	142,717

Total liabilities and stockholders’ equity	$230,183	$239,047

MiMedx Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts) Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$87,207	$81,257	$171,915	$152,933
Cost of sales	14,855	13,583	27,841	26,002

Gross profit	72,352	67,674	144,074	126,931
Operating expenses:
Selling, general and administrative	55,401	51,955	110,530	104,203
Research and development	3,012	3,672	5,852	7,156
Investigation, restatement and related	(9,701)	1,017	(9,390)	4,690
Amortization of intangible assets	190	191	379	380
Impairment of intangible assets	—	—	54	—

Operating income	23,450	10,839	36,649	10,502
Other expense, net
Interest income (expense), net	3	(1,630)	(1,687)	(3,184)
Other expense, net	(237)	(32)	(336)	(32)

Income from continuing operations before income tax provision	23,216	9,177	34,626	7,286
Income tax provision (expense) benefit from continuing operations	(5,595)	74	(7,944)	23

Net income from continuing operations	17,621	9,251	26,682	7,309
Income (loss) from discontinued operations, net of tax	4	(8,051)	204	(11,092)

Net income (loss)	$17,625	$1,200	$26,886	$(3,783)

Net income available to common stockholders from continuing operations	$17,621	$7,523	$26,682	$3,898

Basic net income (loss) per common share:
Continuing operations	0.12	0.07	0.18	0.04
Discontinued operations	—	(0.07)	—	(0.10)

Basic net income (loss) per common share	$0.12	$(0.00)	$0.18	$(0.06)

Diluted net income (loss) per common share:
Continuing operations	$0.12	$0.06	0.18	0.04
Discontinued operations	0.00	(0.05)	—	(0.10)

Diluted net income (loss) per common share	$0.12	$0.01	$0.18	$(0.06)

Weighted average common shares outstanding - basic	147,326,273	115,866,371	147,033,879	115,136,646
Weighted average common shares outstanding - diluted	148,897,920	146,862,924	149,211,012	115,849,854

MiMedx Group, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Six Months Ended June 30,
	2024	2023
Net cash flows provided by operating activities from continuing operations	28,722	12,567
Net cash flows used in operating activities of discontinued operations	(930)	(8,840)
Net cash flows provided by operating activities	$27,792	$3,727
Net cash flows used in investing activities	(6,929)	(1,025)
Net cash flows used in financing activities	(33,826)	—

Net change in cash	$(12,963)	$2,702

Reconciliation of Non-GAAP Measures

In addition to our GAAP results, we provide certain non-GAAP measures including Adjusted EBITDA, related margins, Free Cash Flow, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, and Adjusted Earnings Per Share (“Adjusted EPS”). We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These measures are not a substitute for GAAP measures. Company management uses these non-GAAP measures as aids in monitoring our ongoing financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against comparable companies.

These non-GAAP financial measures reflect the exclusion of the following items:

•

Share-based compensation expense - expense recognized related to awards to various employees and our board of directors pursuant to our share-based compensation plans. This expense is reflected amongst cost of sales, research and development expense, and selling, general, and administrative expense in the unaudited condensed consolidated statements of operations.

•

Investigation, restatement, and related (benefit) expense - expenses incurred toward the legal defense of the Company and advanced on behalf of certain former officers and directors, net of negotiated reductions and settlements of amounts previously advanced, related to certain legal matters. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations.

•	Impairment of intangible assets - reflects the impairment of intangibles. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations.

•

Transaction-related expenses - reflects expenses incrementally incurred resulting from the consummation of material strategic transactions or the integration of acquired assets or operations into our core business. With respect to the three and six months ended June 30, 2024, this relates to our acquisition and integration of exclusive distribution rights to HELIOGEN.

•

Strategic legal and regulatory expenses - With respect to the three and six months ended June 30, 2024, this relates to litigation and regulatory expenses. Litigation expenses incurred relate to suits filed against former employees and their employers for violation of non-compete and non-solicitation agreements and related matters. Regulatory expenses relate to legal fees incurred stemming from action taken against the United States Food & Drug Administration (“FDA”) surrounding the designation of one of our products.

•

Loss on extinguishment of debt - reflects the excess of cash paid to extinguish debt over the carrying value of the debt on our balance sheet upon the repayment and termination of a loan agreement. With respect to the six months ended June 30, 2024, this relates to the repayment and termination of the Company’s loan agreement with Hayfin. Amounts in this line reflect (i) prepayment premium paid and (ii) write-offs of unamortized original issue discount and deferred financing costs.

•	Expenses related to the Disbanding of Regenerative Medicine - incremental expenses recognized or incurred directly as a result of our announcement to disband our Regenerative Medicine segment.

•

Amortization of acquired intangible assets - reflects amortization expense recognized solely related to assets which were acquired as part of a transaction. With respect to the three and six months ended June 30, 2024, this relates solely to the amortization of distribution rights stemming from the TELA Bio, Inc. and Regenity Biosciences agreements entered into during the first quarter of 2024. These expenses are reflected in cost of sales in our consolidated statements of operations.

•

Income Tax Adjustment - for purposes of calculating Adjusted Net Income (Loss) and Adjusted Earnings Per Share, reflects our expectation of a long-term effective tax rate, which is normalized and balance sheet-agnostic. Actual reporting tax expense will be based on GAAP earnings, and may differ from the expected long-term effective tax rate due to a variety of factors, including the tax treatment of various transactions included in GAAP net income and other reconciling items that are excluded in determining Adjusted Net Income (Loss) and Adjusted EPS. The long-term normalized effective tax rate was 25% for each of the quarters ended June 30, 2024 and 2023.

Adjusted EBITDA and Adjusted EBITDA margin

Adjusted EBITDA consists of GAAP net income (loss) excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest (income) expense, net, (iv) income tax provision, (v) share-based compensation, (vi) investigation, restatement and related expenses, (vii) expenses related to disbanding of the Regenerative Medicine business unit, (viii) extraordinary legal and regulatory expenses, (x) transaction-related expenses, and (ix) impairment of intangible assets.

Please refer to the tables at the beginning of this press release for reconciliation to GAAP net income (loss).

Adjusted Net Income (Loss)

Adjusted Net Income (Loss) provides a view of our operating performance, exclusive of certain items which are non-recurring or not reflective of our core operations.

Adjusted Net Income is defined as GAAP net income (loss) plus (i) loss on extinguishment of debt, (ii) investigation restatement and related expenses, (iii) impairment of intangible assets, (iv) amortization of acquired intangible assets, (v) transaction related expenses, (vi) strategic legal and regulatory expenses, and (vii) expenses related to disbanding of our Regenerative Medicine business unit, and (viii) the long-term effective income tax rate adjustment.

A reconciliation of GAAP Net Income (Loss) to Adjusted Net Income appears in the table below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$17,625	$1,200	$26,886	$(3,783)
Loss on extinguishment of debt	—	—	1,401	—
Investigation, restatement and related expenses	(9,701)	1,017	(9,390)	4,690
Impairment of intangible assets	—	—	54	—
Amortization of acquired intangible assets	382	—	382	—
Transaction related expenses	484	—	556	—
Strategic legal and regulatory expenses	581	—	631	—
Expenses related to disbanding of Regenerative Medicine Business Unit	(4)	5,391	(204)	5,391
Long-term effective income tax rate adjustment	1,855	(1,958)	879	(1,592)

Adjusted net income	$11,222	$5,650	$21,195	$4,706

A reconciliation of various line items included in our GAAP unaudited condensed consolidated statements of operations to Adjusted Net Income for the three and six months ended June 30, 2024 and 2023 are presented in the tables below (in thousands):

	Three Months Ended June 30, 2024
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$72,352	$55,401	$3,012	$17,625
Investigation, restatement and related expenses	—	—	—	(9,701)
Amortization of acquired intangible assets	382	—	—	382
Transaction related expenses	—	(414)	—	484
Strategic legal and regulatory expenses	—	(581)	—	581
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	(4)
Long-term effective income tax rate adjustment	—	—	—	1,855

Non-GAAP Measure	$72,734	$54,406	$3,012	$11,222

Gross Profit Margin	83.0%
Gross Profit Margin, as adjusted	83.4%

	Three months ended June 30, 2023
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$67,674	$51,955	$3,672	$1,200
Investigation, restatement and related expenses	—	—	—	1,017
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	5,391
Long-term effective income tax rate adjustment	—	—	—	(1,958)

Non-GAAP Measure	$67,674	$51,955	$3,672	$5,650

Gross Profit Margin	83.3%
Gross Profit Margin, as adjusted	83.3%

	Six Months Ended June 30, 2024
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$144,074	$110,530	$5,852	$26,886
Loss on extinguishment of debt	—	—	—	1,401
Investigation, restatement and related expenses	—	—	—	(9,390)
Impairment of intangible assets	—	—	—	54
Amortization of acquired intangible assets	382	—	—	382
Transaction related expenses	—	(486)	—	556
Strategic legal and regulatory expenses	—	(631)	—	631
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	(204)
Long-term effective income tax rate adjustment	—	—		879

Non-GAAP Measure	$144,456	$109,413	$5,852	$21,195

Gross Profit Margin	83.8%
Gross Profit Margin, as adjusted	84.0%

	Six Months Ended June 30, 2023
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net (Loss) Income
Reported GAAP Measure	$126,931	$104,203	$7,156	$(3,783)
Investigation, restatement and related expenses	—	—	—	4,690
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	5,391
Long-term effective income tax rate adjustment	—	—		(1,592)

Non-GAAP Measure	$126,931	$104,203	$7,156	$4,706

Gross Profit Margin	83.0%
Gross Profit Margin, as adjusted	83.0%

Adjusted Earnings Per Share

Adjusted Earnings Per Share is intended to provide a normalized view of earnings per share by removing items that may be irregular, one-time, or non-recurring from net income. This enables us to identify underlying trends in our business that could otherwise be masked by such items. Adjusted Earnings Per Share consists of GAAP diluted net income (loss) per common share including adjustments for: (i) loss on extinguishment of debt, (ii) investigation restatement and related expenses, (iii) impairment of intangible assets, (iv) amortization of acquired intangible assets, (v) transaction related expenses, (vi) strategic legal and regulatory expenses, and (vii) expenses related to disbanding of our Regenerative Medicine business unit, (viii) the long-term effective income tax rate adjustment, and (ix) effects of antidilution, reflecting changes resulting from the removal of securities which are considered dilutive for purposes of calculating GAAP diluted net income (loss) per common share, but antidilutive for non-GAAP purposes.

A reconciliation of GAAP diluted earnings per share to Adjusted Earnings Per Share appears in the table below (per diluted share):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net income (loss) per common share - diluted	$0.12	$0.01	$0.18	$(0.06)
Loss on extinguishment of debt	0.00	0.00	0.01	0.00
Investigation, restatement and related (benefit) expense	(0.07)	0.01	(0.06)	0.04
Impairment of intangible assets	0.00	0.00	0.00	0.00
Amortization of acquired intangible assets	0.00	0.00	0.00	0.00
Transaction related expenses	0.01	0.00	0.00	0.00
Strategic legal and regulatory expenses	0.01	0.00	0.00	0.00
Expenses related to disbanding of Regenerative Medicine business unit	0.00	0.05	0.00	0.05
Long-term effective income tax rate adjustment	0.01	(0.02)	0.01	(0.01)
Effects of antidilution	0.00	(0.02)	0.00	0.00

Adjusted Earnings Per Share	$0.08	$0.03	$0.14	$0.02

GAAP weighted average common shares outstanding - diluted	148,897,920	146,862,924	149,211,012	115,849,854
Effects of antidilution	—	(29,997,271)	—	—

Weighted average common shares outstanding - adjusted	148,897,919	116,865,653	149,211,012	115,849,854

Free Cash Flow

Free Cash Flow is intended to provide a measure of our ability to generate cash in excess of capital investments. It provides management with a view of cash flows which can be used to finance operational and strategic investments.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, including purchases of equipment.

A reconciliation of GAAP net cash flows provided by (used in) operating activities to Free Cash Flow appears in the table below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash flows provided by operating activities	$21,814	$7,775	$27,792	$3,727
Capital expenditures, including purchases of equipment	(105)	(299)	(1,249)	(932)

Free Cash Flow	$21,709	$7,476	$26,543	$2,795

Net Sales by Product Category by Quarter

Below is a summary of net sales by product category (in thousands):

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2
Wound	$45,206	$53,319	$51,156	$55,980	$57,049	$57,546
Surgical	26,468	27,939	30,557	30,852	27,660	29,660

Net sales	$71,674	$81,258	$81,713	$86,832	$84,709	$87,206